UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2010 (June 8, 2010)
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On June 9, 2010, each non-management member of the Board of Directors of Devon Energy Corporation (“Devon”) was granted 2,000 shares of restricted stock to vest 25% per year beginning June 9, 2011, and 3,000 stock options to purchase common stock of the Company at $64.55 per share, the closing price of the common stock as quoted by the New York Stock Exchange. Such options vest on June 9, 2010 and expire on June 8, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Devon hereby furnishes the information set forth in its Press Release, dated June 9, 2010, announcing the election of J. Larry Nichols to the office of Executive Chairman, and the election of John Richels to the office of President and Chief Executive Officer. A copy of the Press Release is attached as Exhibit 99.1.
     Mr. Richels was elected to a one year term on Devon’s Board of Directors at the Annual Meeting of Stockholders on June 9, 2010. Also announced at the Annual Meeting of Stockholders was the retirement of Thomas F. Ferguson and Robert L. Howard as members of its Board of Directors, both of whom are retiring due to the age requirement for Board members.

Item 5.07	Submission of Matters to a Vote of Security Holders
     (a) Devon’s Annual Meeting of Stockholders was held in Oklahoma City, Oklahoma at 8:00 a.m., local time, on Wednesday, June 9, 2010.
     (b) Proxies for the meeting were solicited pursuant to Regulation 14 under the Securities Exchange Act of 1934, as amended. There was no solicitation in opposition to the Director nominee for election as listed in the Proxy Statement for the June 9, 2010 meeting and the nominee was elected.
     (c) A total of 392,368,120 shares of Devon’s common stock outstanding and entitled to vote were present at the June 9, 2010 meeting in person or by proxy, representing approximately 88% of the total outstanding shares. The matters voted upon were as follows:
     1. The election of one Director to serve on Devon’s Board of Directors until the 2011 Annual Meeting of Stockholders. A total of at least 98% of all voted shares were cast for approval of the nominee. The vote tabulation with respect to the nominee was as follows:

		Authority	Broker
Nominee	For	Withheld	Non-Votes

John Richels	341,433,724	7,620,299	43,314,097
     2. Ratification of KPMG LLP as the Company’s Independent Auditors for 2010. A total of 98% of all voted shares were cast for ratification of KPMG LLP. The results of the votes are as follows:

FOR:	387,428,546
AGAINST:	4,783,411
ABSTAIN:	156,163
BROKER NON-VOTES:	0

     3. A shareholder proposal for a Simple Majority Vote was presented. The Company, in accordance with normal Annual Meeting procedures, asked for a second to the motion for the proposal. There being no second, the vote on the proposal was not called. Subsequent to the meeting, the Company determined upon further investigation that the staff of the Securities and Exchange Commission had actually provided informal guidance on this issue in the form of correspondence issued twenty-three years ago, in which the staff indicated that the voting of proxies received with respect to a shareholder proposal included in a company’s proxy material pursuant to Rule 14a-8 should not be conditioned upon the proposal being seconded at the meeting, absent a second being required by state law or by a company’s governing instruments. Based on this earlier guidance, a second to the motion in support of the shareholder proposal was not required and, accordingly, the vote on the proposal has been certified. A total of 72% of all voted shares were cast in favor of the shareholder proposal. The results of the vote are as follows:

FOR:	250,978,437
AGAINST:	97,625,786
ABSTAIN:	449,800
BROKER NON-VOTES:	43,314,097

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Devon Energy Corporation news release dated June 9, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President — Corporate Governance and Secretary

Date: June 14, 2010

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